Exhibit 99.1

Popular, Inc. Announces Second Quarter 2023 Financial Results

•	Net income of $151.2 million in Q2 2023, compared to net income of $159.0 million in Q1 2023.

•	Net interest margin of 3.14% in Q2 2023, compared to 3.22% in Q1 2023; net interest margin on a taxable equivalent basis of 3.29% in Q2 2023, compared to 3.46% in Q1 2023.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $26.9 million from Q1 2023; NPLs to loans ratio at 1.2% vs. 1.3% in Q1 2023;

•	Net charge-offs (“NCOs”) decreased by $8.8 million from Q1 2023; annualized NCOs at 0.29% of average loans held-in-portfolio vs. 0.41% in Q1 2023;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.12% vs. 2.13% in Q1 2023; and

•	ACL to NPLs at 181.6% vs. 167.1% in Q1 2023.

•	Loans increased by $692.5 million and by $630.4 million in average quarterly balances, from Q1 2023.

•	Ending deposit balances increased by $3.1 billion and average quarterly balances increased by $1.0 billion, from Q1 2023.

•	Total borrowings at Q2 2023 were $1.4 billion, flat compared to Q1 2023.

•	Common Equity Tier 1 ratio of 16.87%, Common Equity per Share of $63.00 and Tangible Book Value per Share of $51.37 at June 30, 2023.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $151.2 million for the quarter ended June 30, 2023, compared to net income of $159.0 million for the quarter ended March 31, 2023.

Ignacio Alvarez, President and Chief Executive Officer, said: “Popular achieved another strong quarter, with net income of $151 million. We are particularly pleased by the growth in our loan portfolios, both in Puerto Rico and the United States, which allowed us to maintain our net interest income stable despite higher deposit costs. Our deposit base remained strong and well-diversified. Our results were further bolstered by positive credit quality trends and healthy non-interest income. We continued investing in areas such as people, regulatory compliance and technology, confident that they will contribute to our long-term success. We are encouraged by the resiliency of the U.S. economy and sustained economic activity in Puerto Rico. Our strong levels of capital and liquidity position us well to support such activity and serve the evolving needs of our growing customer base.”

Significant Events

Redemption of Senior Notes

On March 13, 2023, the Corporation issued $400 million aggregate principal amount of 7.25% Senior Notes due 2028 (the “2028 Notes”) in an underwritten public offering. On July 14, 2023, the Corporation announced that it will use a portion of the net proceeds of the 2028 Notes offering to redeem, on August 14, 2023, the outstanding $300 million aggregate principal amount of its 6.125% Senior Notes due September 2023. The redemption price will be equal to 100% of the principal amount plus accrued and unpaid interest through the redemption date.

Refer to Table I for further details of liquidity sources.

Earnings Highlights

(Unaudited)	Quarters ended			Six months ended
(Dollars in thousands, except per share information)	30-Jun-23	31-Mar-23	30-Jun-22	30-Jun-23	30-Jun-22
Net interest income	$531,668	$531,656	$533,862	$1,063,324	$1,028,174
Provision for credit losses (benefit)	37,192	47,637	9,362	84,829	(6,138)

Net interest income after provision for credit losses	494,476	484,019	524,500	978,495	1,034,312
Other non-interest income	160,471	161,961	157,411	322,432	312,103
Operating expenses	460,284	440,687	406,278	900,971	808,617

Income before income tax	194,663	205,293	275,633	399,956	537,798
Income tax expense	43,503	46,314	64,212	89,817	114,691

Net income	$151,160	$158,979	$211,421	$310,139	$423,107

Net income applicable to common stock	$150,807	$158,626	$211,068	$309,433	$422,401

Net income per common share-basic	$2.10	$2.22	$2.77	$4.32	$5.46

Net income per common share-diluted	$2.10	$2.22	$2.77	$4.32	$5.46

Net interest income on a taxable equivalent basis – Non-GAAP financial measure

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D and E for the quarter ended June 30, 2023 and Table F for the six-month periods ended June 30, 2023 and 2022. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income for the quarter ended June 30, 2023 was $531.7 million, flat over the previous quarter. Net interest income on a taxable equivalent basis for the second quarter of 2023 was $558.4 million compared to $570.4 million in the previous quarter, a decrease of $12.0 million. The decrease in the taxable equivalent net interest income is related to a lower volume of exempt investments and higher disallowed interest expense in the Puerto Rico tax computation. The latter results from the increase in the Corporation’s cost of deposits that is attributable to the tax-exempt income. Refer to the income taxes discussion for further information.

Net interest margin for the quarter was 3.14%, compared to 3.22% in the first quarter of 2023, a decrease of eight basis points. On a taxable equivalent basis, net interest margin for the second quarter of 2023 was 3.29%, compared to 3.46% for the prior quarter. The main variances in net interest income on a taxable equivalent basis were:

•

higher interest expense on deposits by $50.3 million due to the increase in rates, mainly from the increase in volume and cost of Puerto Rico government deposits, and a higher cost in most deposit categories in both Banco Popular de Puerto Rico (“BPPR”) and Popular Bank (“PB” or “Popular U.S. Operations”);

partially offset by:

•

higher interest income from loans by $30.4 million resulting from an increase in average loans by $635 million, reflecting increases in both BPPR and PB and across all major lending segments. Loan origination in a higher interest rate environment and the repricing of adjustable-rate loans resulted in a higher yield on loans by 18 basis points. The categories with the highest impact were commercial loans, which increased by $18.5 million in interest income, or 20 basis points, and consumer loans which increased by $5.6 million, or 36 basis points; and

•

higher interest income from investment securities, trading and money market investments by $12.6 million driven mainly by a higher volume of money market investments, which reflects a 50 basis points increase in yield related to the increase in the Federal funds rate, partially offset by a lower volume of investment securities.

Net interest income for the BPPR segment amounted to $453.1 million for the second quarter of 2023, $3.3 million higher than the first quarter of 2023. Net interest margin decreased three basis points to 3.21% compared to 3.24% in the first quarter of 2023. The decrease in net interest margin was due to a higher volume of deposits and to a shift in the mix of BPPR deposits towards higher yielding Puerto Rico government deposits. The increase in net interest income at the BPPR segment can be attributed to a higher volume of loans and overnight Fed funds reserves. Earning assets yield at the BPPR segment improved to 4.57%, an increase of 22 basis points from the prior quarter. The average volume of earning assets at the BPPR segment increased $521 million while the average volume of total deposits increased by $539 million, mainly P.R. public sector deposits. Public sector deposits were $1.2 billion higher on average than during Q1 2023 and were partially offset by decreases in commercial interest-bearing deposits. The cost of interest-bearing deposits at BPPR increased 34 basis points to 1.95% from 1.61% the previous quarter. The increase in the cost of deposits at BPPR was mainly impacted by the repricing of public funds. Total deposit costs in the second quarter of 2023 were 1.44%, compared to 1.18% in the quarter ended March 31, 2023, an increase of 26 basis points. Excluding the increase in public deposit costs, total commercial and retail deposits at BPPR increased by 14 basis points during the quarter.

Net interest income for PB was $87.5 million for the quarter ended June 30, 2023, compared to $90.1 million during the previous quarter, a decrease of $2.6 million. Net interest margin decreased by 33 basis points in the quarter to 3.01%, compared to 3.34% in the first quarter of 2023. The decrease in net interest margin was mostly driven by a higher cost of deposits, partially offset by a higher volume of loans and the repricing of adjustable-rate loans. The cost of interest-bearing deposits was 3.02%, compared to 2.47% during the first quarter of 2023, or an increase of 55 basis points, while total deposit cost was 2.55% compared to 2.01% in the previous quarter.

Non-interest income

Non-interest income amounted to $160.5 million for the quarter ended June 30, 2023, a decrease of $1.5 million when compared to $162.0 million for the quarter ended March 31, 2023. The main factors that contributed to the variance in non-interest income were:

•

lower income from mortgage banking activities by $5.1 million, mainly related to an unfavorable variance of $4.8 million related to the fair value adjustments of mortgage servicing rights (“MSRs”), including the impact of portfolio runoff; and

•

lower other operating income by $2.6 million mainly due to $7.0 million recognized in income during the first quarter of 2023 from successful insurance claim reimbursements related to prior period legal matters, partially offset by higher earnings from the portfolio of equity method investments;

partially offset by:

•	higher service charges on deposit accounts by $3.1 million, mainly due to $2.9 million in non-balance compensation fees related to cash management services on commercial customer accounts; and

•

higher other service fees by $4.2 million, mainly due to higher credit card and debit card fees due to higher volume of transactions and higher merchant acquiring fees from the revenue sharing agreement with Evertec Inc.

Refer to Table B for further details.

Operating expenses

Operating expenses for the second quarter of 2023 totaled $460.3 million, an increase of $19.6 million when compared to the first quarter of 2023. The variance in operating expenses was driven primarily by:

•

higher professional fees by $16.7 million mainly due to higher advisory services by $12.9 million related to corporate initiatives focused on regulatory, compliance and cyber security efforts, the impact of the grant in May 2023 of $1.9 million in directors’ share based payment, and an increase in audit fees by $1.1 million;

•

higher technology and software expenses by $3.8 million mainly due to an increase in information technology professional and consulting fees by $2.1 million and higher software amortization expense by $1.1 million;

•

higher processing and transactional services expenses by $3.9 million mainly due to broad based retail customers’ debit card replacement costs incurred during the second quarter of 2023 of $3.4 million; and

•

higher business promotion expenses by $6.2 million mainly due to higher customer reward program expenses in our credit card business by $4.3 million and higher advertising and sponsorship expense by $1.8 million;

partially offset by:

•

lower personnel costs by $7.3 million, mainly due to a decrease in performance shares and restricted stock expenses by $4.8 million, and lower other compensation expenses by $5.0 million due to the impact of the minimum salary increase on vacations accruals and incentive payments adjustments, both recorded in the first quarter, and payroll taxes that are traditionally higher in the first quarter of the year; partially offset by an increase in health insurance costs by $2.3 million; and

•

lower FDIC deposit insurance expense by $2.1 million due to a decrease in the assessment rate driven by the adoption of the Financial Accounting Standards Board (‘’FASB’’) issued Accounting Standards Update (‘’ASU’’) 2022-02 during the first quarter of 2023, which eliminated the accounting guidance for trouble debt restructures (‘’TDRs’’).

Full-time equivalent employees were 9,124 as of June 30, 2023, compared to 8,975 as of March 31, 2023.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended June 30, 2023, the Corporation recorded an income tax expense of $43.5 million compared to an income tax expense of $46.3 million for the previous quarter. The favorable variance in income tax expense was mainly attributable to lower income before tax. The effective tax rate (“ETR”) for the second quarter of 2023 was 22.4% while the ETR for the first quarter was 22.6%.

The ETR of the Corporation is impacted by the composition and source of its taxable income. The Corporation expects the ETR for the year 2023 to be within a range from 22% to 25%.

Credit Quality

During the second quarter of 2023, the Corporation continued to reflect strong credit quality metrics with low levels of net charge offs (“NCOs”) and decreasing non-performing loans (“NPLs”). We continue to closely monitor changes in the macroeconomic environment and on borrower performance, given inflationary pressures and geopolitical risks. However, management believes that the improvement over recent years in the risk profile of the Corporation’s loan portfolios positions Popular to continue to operate successfully under the current environment.

The following presents credit quality results for the second quarter of 2023:

•

At June 30, 2023, total non-performing loans held-in-portfolio decreased by $26.9 million from March 31, 2023. BPPR’s NPLs decreased by $26.6 million, mostly driven by lower mortgage NPLs by $29.9 million, in part offset by higher construction NPLs due to a single $9.3 million relationship. PB’s NPLs remained flat quarter-over-quarter. At June 30, 2023, the ratio of NPLs to total loans held-in-portfolio was 1.2%, compared to 1.3% in the first quarter of 2023.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $10.0 million quarter-over-quarter. In BPPR, total inflows decreased by $10.6 million, mainly driven by lower commercial and mortgage NPLs by $13.4 million and $6.5 million, respectively, in part offset by the abovementioned construction relationship inflow. PB inflows remained flat quarter-over-quarter.

•

NCOs amounted to $24.0 million, decreasing by $8.8 million when compared to the first quarter of 2023. BPPR’s NCOs decreased by $12.8 million quarter-over-quarter, mainly driven by lower consumer NCOs by $14.5 million, due to a $10.5 million line of credit charge-off in the prior quarter, coupled with lower auto loan NCOs by $4.7 million during the quarter. PB’s NCOs increased by $4.0 million due to a fully reserved commercial loan charged-off during the quarter. During the second quarter of 2023, the Corporation’s ratio of annualized NCOs to average loans held-in-portfolio was 0.29%, compared to 0.41% in the first quarter of 2023. Refer to Table O for further information on NCOs and related ratios.

•

At June 30, 2023, the allowance for credit losses (“ACL”) increased by $11.1 million from the first quarter of 2023 to $700.2 million. In BPPR and PB, the ACL increased by $9.1 million and $2.0 million, respectively. These increases were mostly driven by specific reserves for collateral dependent U.S. commercial and P.R. construction loans, changes in macroeconomic scenarios, higher loan volumes and migration of P.R. consumer credit scores, partially offset by changes in the assignments of probability weights to macroeconomic scenarios, as discussed below, and reductions in qualitative reserves.

•

The ACL incorporated updated macroeconomic scenarios for Puerto Rico and the United States. Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. During the second quarter 2023, due to positive trends the Corporation lowered the probability weights assigned to the pessimistic scenario and increased the probability weight assigned to the baseline scenario, prompting a reserve release of $5.8 million. The baseline scenario continues to be assigned the highest probability, followed by the pessimistic scenario, and then the optimistic scenario.

•

The 2023 annualized GDP growth in the baseline scenario stands at 1.5% and 1.6% for Puerto Rico and the United States, respectively, compared to 2.1% and 1.3% in the previous quarter. The 2023 forecasted average unemployment rate for Puerto Rico improved to 6.3% from 6.9% in the previous forecast, while in the United States unemployment levels remained stable at 3.6%, compared to 3.5% in the previous forecast.

•

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.12% in the second quarter of 2023, compared to 2.13% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio stood at 181.6%, compared to 167.1% in the previous quarter.

•

The provision for credit losses for the loan portfolios for the second quarter of 2023 was an expense of $35.7 million, compared to an expense of $47.1 million in the previous quarter, reflecting the previously mentioned changes in the allowance for credit losses. The provision for the BPPR segment was an expense of $28.4 million, compared to an expense of $45.2 million in the previous quarter, while the provision for PB was an expense of $7.3 million, compared to an expense of $1.9 million in the previous quarter.

•

The provision for unfunded loan commitments, provision for credit losses on our loan and lease portfolios and provision for credit losses on our investment portfolio are aggregated and presented in the provision for credit losses caption in our Statement of Operations.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Jun-23	31-Mar-23	30-Jun-22
Non-performing loans held-in-portfolio	$385,504	$412,383	$477,924
Other real estate owned (“OREO”)	86,216	91,721	92,137

Total non-performing assets	$471,720	$504,104	$570,061

Net charge-offs (recoveries) for the quarter	$23,990	$32,813	$6,073

Ratios:
Loans held-in-portfolio	$33,030,922	$32,338,373	$30,370,936
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.17%	1.28%	1.57%
Allowance for credit losses to loans held-in-portfolio	2.12	2.13	2.24
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	181.63	167.11	142.65

Refer to Table M for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-23	31-Mar-23	30-Jun-22	30-Jun-23	30-Jun-22
Provision for credit losses (benefit) - loan portfolios:
BPPR	$28,379	$45,203	$9,128	$73,582	$(3,533)
Popular U.S.	7,282	1,943	733	9,225	(1,011)

Total provision for credit losses (benefit) - loan portfolios	$35,661	$47,146	$9,861	$82,807	$(4,544)

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Jun-23	31-Mar-23	30-Jun-22
Provision for credit losses - loan portfolios	$28,379	$45,203	$9,128
Net charge-offs	18,687	31,464	5,332
Total non-performing loans held-in-portfolio	352,339	378,979	444,831
Allowance / loans held-in-portfolio	2.58%	2.57%	2.70%
Allowance / non-performing loans held-in-portfolio	169.19%	154.89%	130.52%

	Quarters ended
Popular U.S.	30-Jun-23	31-Mar-23	30-Jun-22
Provision for credit losses - loan portfolios	$7,282	$1,943	$733
Net charge-offs	5,303	1,349	741
Total non-performing loans held-in-portfolio	33,165	33,404	33,093
Allowance / loans held-in-portfolio	1.05%	1.07%	1.14%
Allowance / non-performing loans held-in-portfolio	313.86%	305.69%	305.72%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Jun-23	31-Mar-23	30-Jun-22
Cash and money market investments	$9,070,118	$6,560,301	$10,215,946
Investment securities	25,874,316	25,951,936	28,138,453
Loans	33,030,922	32,338,373	30,370,936
Total assets	70,838,266	67,675,759	71,501,931
Deposits	64,004,818	60,953,888	65,327,664
Borrowings	1,427,254	1,402,626	959,135
Total liabilities	66,273,257	63,205,034	67,208,582
Stockholders’ equity	4,565,009	4,470,725	4,293,349

Total assets amounted to $70.8 billion at June 30, 2023, an increase of $3.2 billion from the first quarter of 2023, driven by:

•	an increase in overnight FED fund balances of $2.5 billion, mainly due to higher deposits as discussed below;

•

an increase in securities available-for-sale (“AFS”) of $69.1 million, mainly due to a net increase of $333.2 million in U.S. Treasury Securities balances, offset by repayment and maturities of mortgage-backed securities and collateralized mortgage obligations and higher unrealized losses in the portfolio; and

•

an increase in loans held-in-portfolio of $692.5 million reflected across all portfolios in BPPR, net of a transfer to held for sale of a $45.9 million private label credit card portfolio, and an increase in commercial and construction loans at PB, offset in part by a decrease in its mortgage and consumer loans portfolio;

partially offset by:

•

a decrease in securities held-to-maturity (“HTM”) of $151.8 million driven by a decrease of $200.0 million in U.S. Treasury securities as a result of maturities, partially offset by the amortization of $42.9 million of the discount related to U.S. Treasury securities previously reclassified from the available-for-sale to HTM, which has an offsetting unrealized loss included within other comprehensive income that is also being accreted, resulting in a neutral effect to earnings.

Total liabilities increased by $3.1 billion from the first quarter of 2023, driven by:

•	an increase of $3.1 billion in deposits, mainly in Puerto Rico public sector accounts and time deposits and savings accounts at PB, partially offset by a decrease in non-interest bearing deposits.

Stockholders’ equity increased by $94.3 million from the first quarter of 2023, principally due to net income for the quarter of $151.2 million and the amortization of the unrealized losses from the securities reclassified to HTM of $34.3 million, partially offset by the after-tax impact of the increase in net unrealized losses in the portfolio of AFS securities of $69.9 million and dividends to common stockholders during the quarter.

Common Equity Tier - 1 ratio (“CET1”), common equity per share and tangible book value per share were 16.87%, $63.00 and $51.37, respectively, at June 30, 2023, compared to 16.73%, $61.82 and $50.15 at March 31, 2023. Refer to Table A for capital ratios.

During the second quarter of 2023, the Corporation’s available liquidity increased to $20.1 billion from $18.3 billion on March 31, 2023. Refer to Table I for additional information on the Corporation’s liquidity sources.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of FDIC special assessments, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector and the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2022, in our Form 10-Q for the quarter ended March 31, 2023 and in our Form 10-Q for the quarter ended June 30, 2023 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Wednesday, July 26, 2023 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 974981.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, August 25, 2023. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 254603.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Loans and Deposits

Table I - Liquidity Sources, Deposits and Borrowings

Table J - Loan Delinquency - BPPR Operations

Table K - Loan Delinquency - Popular U.S. Operations

Table L - Loan Delinquency - Consolidated

Table M - Non-Performing Assets

Table N - Activity in Non-Performing Loans

Table O - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table P - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - BPPR Operations

Table R - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Popular U.S. Operations

Table S - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Second Quarter 2023 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Six months ended
	30-Jun-23	31-Mar-23	30-Jun-22	30-Jun-23	30-Jun-22
Basic EPS	$2.10	$2.22	$2.77	$4.32	$5.46
Diluted EPS	$2.10	$2.22	$2.77	$4.32	$5.46
Average common shares outstanding	71,690,396	71,541,778	76,171,784	71,616,498	77,301,469
Average common shares outstanding—assuming dilution	71,709,203	71,606,196	76,286,883	71,664,303	77,426,274
Common shares outstanding at end of period	72,103,969	71,965,984	76,576,397	72,103,969	76,576,397
Market value per common share	$60.52	$57.41	$76.93	$60.52	$76.93
Market capitalization—(In millions)	$4,364	$4,132	$5,891	$4,364	$5,891
Return on average assets	0.85%	0.93%	1.17%	0.89%	1.15%
Return on average common equity	9.26%	10.00%	14.58%	9.63%	14.48%
Net interest margin (non-taxable equivalent basis)	3.14%	3.22%	3.09%	3.18%	2.92%
Net interest margin (taxable equivalent basis) -non-GAAP	3.29%	3.46%	3.45%	3.37%	3.24%
Common equity per share	$63.00	$61.82	$55.78	$63.00	$55.78
Tangible common book value per common share (non-GAAP) [1]	$51.37	$50.15	$46.18	$51.37	$46.18
Tangible common equity to tangible assets (non-GAAP) [1]	5.29%	5.40%	5.00%	5.29%	5.00%
Return on average tangible common equity [1]	10.63%	11.51%	16.70%	11.06%	16.55%
Tier 1 capital	16.93%	16.79%	16.46%	16.93%	16.46%
Total capital	18.74%	18.61%	18.29%	18.74%	18.29%
Tier 1 leverage	8.40%	8.37%	7.56%	8.40%	7.56%
Common Equity Tier 1 capital	16.87%	16.73%	16.39%	16.87%	16.39%

[1]	Refer to Table S for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Second Quarter 2023 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Six months ended
			Q2 2023		Q2 2023
(In thousands, except per share information)	30-Jun-23	31-Mar-23	vs. Q1 2023	30-Jun-22	vs. Q2 2022	30-Jun-23	30-Jun-22
Interest income:
Loans	$570,120	$541,210	$28,910	$446,245	$123,875	$1,111,330	$873,036
Money market investments	100,775	65,724	35,051	23,742	77,033	166,499	30,206
Investment securities	123,112	132,088	(8,976)	101,774	21,338	255,200	198,240

Total interest income	794,007	739,022	54,985	571,761	222,246	1,533,029	1,101,482

Interest expense:
Deposits	243,488	193,215	50,273	27,827	215,661	436,703	52,610
Short-term borrowings	1,624	2,885	(1,261)	248	1,376	4,509	328
Long-term debt	17,227	11,266	5,961	9,824	7,403	28,493	20,370

Total interest expense	262,339	207,366	54,973	37,899	224,440	469,705	73,308

Net interest income	531,668	531,656	12	533,862	(2,194)	1,063,324	1,028,174
Provision for credit losses (benefit)	37,192	47,637	(10,445)	9,362	27,830	84,829	(6,138)

Net interest income after provision for credit losses (benefit)	494,476	484,019	10,457	524,500	(30,024)	978,495	1,034,312

Service charges on deposit accounts	37,781	34,678	3,103	41,809	(4,028)	72,459	82,522
Other service fees	94,265	90,076	4,189	81,451	12,814	184,341	158,585
Mortgage banking activities	2,316	7,400	(5,084)	13,575	(11,259)	9,716	26,440
Net gain (loss), including impairment, on equity securities	1,384	1,100	284	(4,109)	5,493	2,484	(6,203)
Net gain (loss) on trading account debt securities	35	378	(343)	51	(16)	413	(672)
Adjustments to indemnity reserves on loans sold	(456)	612	(1,068)	170	(626)	156	(575)
Other operating income	25,146	27,717	(2,571)	24,464	682	52,863	52,006

Total non-interest income	160,471	161,961	(1,490)	157,411	3,060	322,432	312,103

Operating expenses:
Personnel costs
Salaries	124,901	125,393	(492)	101,847	23,054	250,294	200,520
Commissions, incentives and other bonuses	27,193	31,162	(3,969)	38,589	(11,396)	58,355	74,110
Pension, postretirement and medical insurance	17,508	15,378	2,130	13,730	3,778	32,886	26,513
Other personnel costs, including payroll taxes	21,866	26,827	(4,961)	14,622	7,244	48,693	34,641

Total personnel costs	191,468	198,760	(7,292)	168,788	22,680	390,228	335,784
Net occupancy expenses	27,165	26,039	1,126	26,214	951	53,204	50,937
Equipment expenses	9,561	8,412	1,149	8,674	887	17,973	17,063
Other taxes	16,409	16,291	118	15,780	629	32,700	31,495
Professional fees	50,132	33,431	16,701	38,430	11,702	83,563	75,222
Technology and software expenses	72,354	68,559	3,795	74,761	(2,407)	140,913	145,296
Processing and transactional services
Credit and debit cards	11,584	12,550	(966)	10,173	1,411	24,134	21,645
Other processing and transactional services	25,217	21,359	3,858	20,864	4,353	46,576	40,345

Total processing and transactional services	36,801	33,909	2,892	31,037	5,764	70,710	61,990
Communications	4,175	4,088	87	3,497	678	8,263	7,170
Business promotion
Rewards and customer loyalty programs	16,626	12,348	4,278	13,929	2,697	28,974	23,950
Other business promotion	8,457	6,523	1,934	7,424	1,033	14,980	12,486

Total business promotion	25,083	18,871	6,212	21,353	3,730	43,954	36,436
FDIC deposit insurance	6,803	8,865	(2,062)	6,463	340	15,668	13,835
Other real estate owned (OREO) income	(3,314)	(1,694)	(1,620)	(7,806)	4,492	(5,008)	(10,519)
Other operating expenses
Operational losses	4,280	6,800	(2,520)	4,061	219	11,080	15,886
All other	18,572	17,561	1,011	14,231	4,341	36,133	26,336

Total other operating expenses	22,852	24,361	(1,509)	18,292	4,560	47,213	42,222
Amortization of intangibles	795	795	—	795	—	1,590	1,686

Total operating expenses	460,284	440,687	19,597	406,278	54,006	900,971	808,617

Income before income tax	194,663	205,293	(10,630)	275,633	(80,970)	399,956	537,798
Income tax expense	43,503	46,314	(2,811)	64,212	(20,709)	89,817	114,691

Net income	$151,160	$158,979	$(7,819)	$211,421	$(60,261)	$310,139	$423,107

Net income applicable to common stock	$150,807	$158,626	$(7,819)	$211,068	$(60,261)	$309,433	$422,401

Net income per common share - basic	$2.10	$2.22	$(0.12)	$2.77	$(0.67)	$4.32	$5.46

Net income per common share - diluted	$2.10	$2.22	$(0.12)	$2.77	$(0.67)	$4.32	$5.46

Dividends Declared per Common Share	$0.55	$0.55	$—	$0.55	$—	$1.10	$1.10

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q2 2023 vs.
(In thousands)	30-Jun-23	31-Mar-23	30-Jun-22	Q1 2023
Assets:
Cash and due from banks	$476,642	$462,013	$528,590	$14,629
Money market investments	8,593,476	6,098,288	9,687,356	2,495,188
Trading account debt securities, at fair value	29,160	29,839	32,317	(679)
Debt securities available-for-sale, at fair value	17,242,217	17,173,128	26,266,251	69,089
Debt securities held-to-maturity, at amortized cost	8,410,566	8,563,052	1,664,015	(152,486)
Less: Allowance for credit losses	6,145	6,792	7,495	(647)

Total debt securities held-to-maturity, net	8,404,421	8,556,260	1,656,520	(151,839)

Equity securities	192,373	185,917	175,870	6,456
Loans held-for-sale, at lower of cost or fair value	55,421	11,181	28,546	44,240
Loans held-in-portfolio	33,354,999	32,645,023	30,643,443	709,976
Less: Unearned income	324,077	306,650	272,507	17,427
Allowance for credit losses	700,200	689,120	681,750	11,080

Total loans held-in-portfolio, net	32,330,722	31,649,253	29,689,186	681,469

Premises and equipment, net	523,927	508,007	490,152	15,920
Other real estate	86,216	91,721	92,137	(5,505)
Accrued income receivable	239,998	239,815	216,780	183
Mortgage servicing rights, at fair value	121,249	127,475	129,877	(6,226)
Other assets	1,703,662	1,703,285	1,773,523	377
Goodwill	827,428	827,428	720,293	—
Other intangible assets	11,354	12,149	14,533	(795)

Total assets	$70,838,266	$67,675,759	$71,501,931	$3,162,507

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,316,552	$15,940,850	$16,663,259	$(624,298)
Interest bearing	48,688,266	45,013,038	48,664,405	3,675,228

Total deposits	64,004,818	60,953,888	65,327,664	3,050,930

Assets sold under agreements to repurchase	123,205	123,499	70,925	(294)
Notes payable	1,304,049	1,279,127	888,210	24,922
Other liabilities	841,185	848,520	921,783	(7,335)

Total liabilities	66,273,257	63,205,034	67,208,582	3,068,223

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,047	1,047	1,046	—
Surplus	4,795,581	4,792,619	4,576,478	2,962
Retained earnings	4,093,284	3,982,140	3,311,951	111,144
Treasury stock	(2,018,611)	(2,025,399)	(1,665,253)	6,788
Accumulated other comprehensive loss, net of tax	(2,328,435)	(2,301,825)	(1,953,016)	(26,610)

Total stockholders’ equity	4,565,009	4,470,725	4,293,349	94,284

Total liabilities and stockholders’ equity	$70,838,266	$67,675,759	$71,501,931	$3,162,507

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended June 30, 2023 and March 31, 2023

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Jun-23	31-Mar-23	Variance	30-Jun-23	31-Mar-23	Variance		30-Jun-23	31-Mar-23	Variance	Rate	Volume
(In millions)							(In thousands)
$7,851	$5,736	$2,115	5.15%	4.65%	0.50%	Money market investments	$100,776	$65,724	$35,052	$8,626	$26,426
27,362	28,862	(1,500)	2.00	2.22	(0.22)	Investment securities [1]	136,408	158,914	(22,506)	(14,842)	(7,664)
32	31	1	4.65	4.47	0.18	Trading securities	370	338	32	18	14

35,245	34,629	616	2.70	2.63	0.07	Total money market, investment and trading securities	237,554	224,976	12,578	(6,198)	18,776

						Loans:
16,237	15,761	476	6.52	6.32	0.20	Commercial	263,934	245,469	18,465	10,915	7,550
737	732	5	8.95	8.40	0.55	Construction	16,442	15,155	1,287	1,187	100
1,632	1,588	44	6.30	6.12	0.18	Leasing	25,711	24,282	1,429	756	673
7,409	7,388	21	5.47	5.46	0.01	Mortgage	101,304	100,773	531	243	288
3,075	3,020	55	13.21	12.85	0.36	Consumer	101,295	95,715	5,580	3,684	1,896
3,593	3,559	34	8.31	8.14	0.17	Auto	74,467	71,407	3,060	2,378	682

32,683	32,048	635	7.15	6.97	0.18	Total loans	583,153	552,801	30,352	19,163	11,189

$67,928	$66,677	$1,251	4.84%	4.72%	0.12%	Total earning assets	$820,707	$777,777	$42,930	$12,965	$29,965

						Interest bearing deposits:
$24,230	$23,313	$917	2.91%	2.52%	0.39%	NOW and money market [2]	$175,640	$144,970	$30,670	$22,412	$8,258
14,763	15,029	(266)	0.66	0.47	0.19	Savings	24,446	17,443	7,003	7,461	(458)
7,715	7,099	616	2.26	1.76	0.50	Time deposits	43,402	30,802	12,600	8,255	4,345

46,708	45,441	1,267	2.09	1.72	0.37	Total interest bearing deposits	243,488	193,215	50,273	38,128	12,145

15,480	15,704	(224)				Non-interest bearing demand deposits

62,188	61,145	1,043	1.57	1.28	0.29	Total deposits	243,488	193,215	50,273	38,128	12,145

125	247	(122)	5.19	4.74	0.45	Short-term borrowings	1,624	2,885	(1,261)	341	(1,602)
1,299	947	352	5.33	4.78	0.55	Other medium and long-term debt	17,227	11,266	5,961	(372)	6,333

48,132	46,635	1,497	2.19	1.80	0.39	Total interest bearing liabilities (excluding demand deposits)	262,339	207,366	54,973	38,097	16,876

4,316	4,338	(22)				Other sources of funds

$67,928	$66,677	$1,251	1.55%	1.26%	0.29%	Total source of funds	262,339	207,366	54,973	38,097	16,876

			3.29%	3.46%	(0.17)%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	558,368	570,411	(12,043)	$(25,132)	$13,089

			2.65%	2.92%	(0.27)%	Net interest spread

						Taxable equivalent adjustment	26,700	38,755	(12,055)

			3.14%	3.22%	(0.08)%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$531,668	$531,656	$12

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended June 30, 2023 and June 30, 2022

(Unaudited)

Average Volume			Average Yields / Costs					Interest			Variance Attributable to
30-Jun-23	30-Jun-22	Variance	30-Jun-23	30-Jun-22	Variance			30-Jun-23	30-Jun-22	Variance	Rate	Volume
(In millions)								(In thousands)
$7,851	$11,513	$(3,662)	5.15%	0.83%	4.32%		Money market investments	$100,776	$23,742	$77,034	$86,849	$(9,815)
27,362	27,748	(386)	2.00	2.18	(0.18)		Investment securities [1]	136,408	150,890	(14,482)	(12,105)	(2,377)
32	65	(33)	4.65	6.66	(2.01)		Trading securities	370	1,089	(719)	(266)	(453)

35,245	39,326	(4,081)	2.70	1.79	0.91		Total money market, investment and trading securities	237,554	175,721	61,833	74,478	(12,645)

							Loans:
16,237	14,227	2,010	6.52	5.16	1.36		Commercial	263,934	183,042	80,892	52,659	28,233
737	781	(44)	8.95	5.71	3.24		Construction	16,442	11,116	5,326	5,997	(671)
1,632	1,445	187	6.30	5.91	0.39		Leasing	25,711	21,352	4,359	1,473	2,886
7,409	7,294	115	5.47	5.33	0.14		Mortgage	101,304	97,137	4,167	2,621	1,546
3,075	2,654	421	13.21	11.33	1.88		Consumer	101,295	74,932	26,363	13,174	13,189
3,593	3,499	94	8.31	8.04	0.27		Auto	74,467	70,145	4,322	2,414	1,908

32,683	29,900	2,783	7.15	6.14	1.01		Total loans	583,153	457,724	125,429	78,338	47,091

$67,928	$69,226	$(1,298)	4.84%	3.67%	1.17%		Total earning assets	$820,707	$633,445	$187,262	$152,816	$34,446

							Interest bearing deposits:
$24,230	$24,897	$(667)	2.91%	0.13%	2.78%		NOW and money market [2]	$175,640	$8,301	$167,339	$168,466	$(1,127)
14,763	16,363	(1,600)	0.66	0.17	0.49		Savings	24,446	6,901	17,545	19,301	(1,756)
7,715	7,044	671	2.26	0.72	1.54		Time deposits	43,402	12,625	30,777	25,715	5,062

46,708	48,304	(1,596)	2.09	0.23	1.86		Total interest bearing deposits	243,488	27,827	215,661	213,482	2,179

15,480	16,254	(774)					Non-interest bearing demand deposits

62,188	64,558	(2,370)	1.57	0.17	1.40		Total deposits	243,488	27,827	215,661	213,482	2,179

125	126	(1)	5.19	0.79	4.40		Short-term borrowings	1,624	248	1,376	1,420	(44)
1,299	917	382	5.33	4.30	1.03		Other medium and long-term debt	17,227	9,824	7,403	513	6,890

48,132	49,347	(1,215)	2.19	0.31	1.88		Total interest bearing liabilities (excluding demand deposits)	262,339	37,899	224,440	215,415	9,025

4,316	3,625	691					Other sources of funds

$67,928	$69,226	$(1,298)	1.55%	0.22%	1.33%		Total source of funds	262,339	37,899	224,440	215,415	9,025

			3.29%	3.45%	(0.16	) %	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	558,368	595,546	(37,178)	$(62,599)	$25,421

			2.65%	3.36%	(0.71	) %	Net interest spread

							Taxable equivalent adjustment	26,700	61,684	(34,984)

			3.14%	3.09%	0.05%		Net interest margin/ income non-taxable equivalent basis (GAAP)	$531,668	$533,862	$(2,194)

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Jun-23	30-Jun-22	Variance	30-Jun-23	30-Jun-22	Variance		30-Jun-23	30-Jun-22	Variance	Rate	Volume
(In millions)							(In thousands)
$6,800	$13,129	$(6,329)	4.94%	0.46%	4.48%	Money market investments	$166,500	$30,206	$136,294	$157,542	$(21,248)
28,108	28,107	1	2.11	2.06	0.05	Investment securities [1]	295,322	288,241	7,081	8,948	(1,867)
31	68	(37)	4.56	6.27	(1.71)	Trading securities	708	2,107	(1,399)	(470)	(929)

34,939	41,304	(6,365)	2.67	1.56	1.11	Total money market, investment and trading securities	462,530	320,554	141,976	166,020	(24,044)

						Loans:
16,000	13,986	2,014	6.42	5.12	1.30	Commercial	509,403	355,171	154,232	98,409	55,823
734	754	(20)	8.68	5.58	3.10	Construction	31,598	20,874	10,724	11,283	(559)
1,610	1,419	191	6.21	5.93	0.28	Leasing	49,993	42,071	7,922	2,051	5,871
7,398	7,341	57	5.46	5.28	0.18	Mortgage	202,076	193,905	8,171	6,637	1,534
3,049	2,595	454	13.03	11.27	1.76	Consumer	197,010	144,994	52,016	24,268	27,748
3,576	3,480	96	8.23	8.08	0.15	Auto	145,874	139,397	6,477	2,574	3,903

32,367	29,575	2,792	7.06	6.10	0.96	Total loans	1,135,954	896,412	239,542	145,222	94,320

$67,306	$70,879	$(3,573)	4.78%	3.45%	1.33%	Total earning assets	$1,598,484	$1,216,966	$381,518	$311,242	$70,276

						Interest bearing deposits:
$23,774	$26,584	$(2,810)	2.72%	0.12%	2.60%	NOW and money market [2]	$320,610	$15,624	$304,986	$307,891	$(2,905)
14,895	16,398	(1,503)	0.57	0.17	0.40	Savings	41,889	13,464	28,425	31,595	(3,170)
7,409	6,891	518	2.02	0.69	1.33	Time deposits	74,204	23,522	50,682	42,149	8,533

46,078	49,873	(3,795)	1.91	0.21	1.70	Total interest bearing deposits	436,703	52,610	384,093	381,635	2,458

15,592	16,198	(606)				Non-interest bearing demand deposits

61,670	66,071	(4,401)	1.43	0.16	1.27	Total deposits	436,703	52,610	384,093	381,635	2,458

186	109	77	4.89	0.61	4.28	Short-term borrowings	4,509	328	4,181	3,797	384
1,124	965	159	5.10	4.25	0.85	Other medium and long-term debt	28,493	20,370	8,123	4,895	3,228

47,388	50,947	(3,559)	2.00	0.29	1.71	Total interest bearing liabilities (excluding demand deposits)	469,705	73,308	396,397	390,327	6,070

4,326	3,734	592				Other sources of funds

$67,306	$70,879	$(3,573)	1.41%	0.21%	1.20%	Total source of funds	469,705	73,308	396,397	390,327	6,070

			3.37%	3.24%	0.13%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	1,128,779	1,143,658	(14,879)	$(79,085)	$64,206

			2.78%	3.16%	(0.38)%	Net interest spread

						Taxable equivalent adjustment	65,455	115,484	(50,029)

			3.18%	2.92%	0.26%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$1,063,324	$1,028,174	$35,150

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-23	31-Mar-23	30-Jun-22	Q2 2023 vs.Q1 2023	Q2 2023 vs.Q2 2022	30-Jun-23	30-Jun-22	2023 vs. 2022
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$8,369	$8,689	$9,186	$(320)	$(817)	$17,058	$18,509	$(1,451)
Mortgage servicing rights fair value adjustments	(6,216)	(1,376)	2,257	(4,840)	(8,473)	(7,592)	3,345	(10,937)

Total mortgage servicing fees, net of fair value adjustments	2,153	7,313	11,443	(5,160)	(9,290)	9,466	21,854	(12,388)

Net (loss) gain on sale of loans, including valuation on loans held-for-sale	(61)	263	36	(324)	(97)	202	(1,498)	1,700

Trading account profit (loss):
Unrealized gains (loss) on outstanding derivative positions	246	(131)	(2)	377	248	115	—	115
Realized gains on closed derivative positions	111	56	2,430	55	(2,319)	167	6,565	(6,398)

Total trading account profit (loss)	357	(75)	2,428	432	(2,071)	282	6,565	(6,283)

Losses on repurchased loans, including interest advances	(133)	(101)	(332)	(32)	199	(234)	(481)	247

Total mortgage banking activities	$2,316	$7,400	$13,575	$(5,084)	$(11,259)	$9,716	$26,440	$(16,724)

Other Service Fees

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-23	31-Mar-23	30-Jun-22	Q2 2023 vs.Q1 2023	Q2 2023 vs.Q2 2022	30-Jun-23	30-Jun-22	2023 vs. 2022
Other service fees:
Debit card fees	$13,600	$13,166	$12,882	$434	$718	$26,766	$24,661	$2,105
Insurance fees	14,625	13,873	12,017	752	2,608	28,498	26,173	2,325
Credit card fees	42,644	40,498	38,155	2,146	4,489	83,142	71,797	11,345
Sale and administration of investment products	6,076	6,558	6,017	(482)	59	12,634	11,808	826
Trust fees	6,600	5,775	6,143	825	457	12,375	12,070	305
Other fees	10,720	10,206	6,237	514	4,483	20,926	12,076	8,850

Total other service fees	$94,265	$90,076	$81,451	$4,189	$12,814	$184,341	$158,585	$25,756

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table H - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	30-Jun-23	31-Mar-23	30-Jun-22	Q2 2023 vs. Q1 2023	Q2 2023 vs. Q2 2022
Loans held-in-portfolio:
Commercial	$16,368,300	$16,005,261	$14,545,301	$363,039	$1,822,999
Construction	819,903	698,996	790,920	120,907	28,983
Leasing	1,661,523	1,614,344	1,480,222	47,179	181,301
Mortgage	7,449,078	7,405,907	7,261,955	43,171	187,123
Auto	3,565,533	3,517,940	3,489,976	47,593	75,557
Consumer	3,166,585	3,095,925	2,802,562	70,660	364,023

Total loans held-in-portfolio	$33,030,922	$32,338,373	$30,370,936	$692,549	$2,659,986

Loans held-for-sale:
Mortgage	$9,509	$11,181	$28,546	$(1,672)	$(19,037)
Consumer	45,912	—	—	45,912	45,912

Total loans held-for-sale	$55,421	$11,181	$28,546	$44,240	$26,875

Total loans	$33,086,343	$32,349,554	$30,399,482	$736,789	$2,686,861

Deposits - Ending Balances

				Variance
(In thousands)	30-Jun-23	31-Mar-23	30-Jun-22	Q2 2023 vs. Q1 2023	Q2 2023 vs. Q2 2022
Demand deposits [1]	$27,690,840	$26,191,672	$27,798,243	$1,499,168	$(107,403)
Savings, NOW and money market deposits (non-brokered)	27,539,343	26,622,020	29,672,655	917,323	(2,133,312)
Savings, NOW and money market deposits (brokered)	772,783	734,069	761,244	38,714	11,539
Time deposits (non-brokered)	7,231,840	6,891,051	6,896,786	340,789	335,054
Time deposits (brokered CDs)	770,012	515,076	198,736	254,936	571,276

Total deposits	$64,004,818	$60,953,888	$65,327,664	$3,050,930	$(1,322,846)

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table I - Liquidity Sources, Deposits and Borrowings

(Unaudited)

Liquidity Sources	30-Jun-23			31-Mar-23
(In thousands)	BPPR	Popular U.S.	Total	BPPR	Popular U.S.	Total
Unpledged securities and unused funding sources:
Money market (excess funds at the Federal Reserve Bank)	$7,664,753	$922,564	$8,587,317	$5,181,531	$909,613	$6,091,144
Unpledged securities	4,743,373	259,038	5,002,411	7,690,887	273,980	7,964,867
FHLB borrowing capacity	2,044,073	1,376,597	3,420,670	1,623,246	1,127,316	2,750,562
Discount window of the Federal Reserve Bank borrowing capacity	1,438,473	1,688,795	3,127,268	1,132,411	331,753	1,464,164

Total available liquidity	$15,890,672	$4,246,994	$20,137,666	$15,628,075	$2,642,662	$18,270,737

Deposits

	30-Jun-23
(In thousands)	BPPR	% of Total	Popular U.S.	% of Total	Popular, Inc. (Consolidated)	% of Total
Deposits:
Deposits balances under $250,000 [1]	$24,393,322	44%	$6,454,716	64%	$30,848,038	48%
Transactional deposits balances over $250,000	9,263,514	17%	2,068,584	21%	11,332,098	18%
Time deposits balances over $250,000	2,089,714	4%	276,822	3%	2,366,536	4%
Foreign deposits	457,218	1%	—	—%	457,218	1
Collateralized public funds	18,716,276	34%	284,652	3%	19,000,928	30%
Intercompany deposits	157,213	—%	932,834	9%	—	—%

Total deposits	$55,077,257	100%	$10,017,608	100%	$64,004,818	100%

[1]	Includes the first $250,000 in balances of transactional and time deposit accounts with balances in excess of $250,000.

	31-Mar-23
(In thousands)	BPPR	% of Total	Popular U.S.	% of Total	Popular, Inc. (Consolidated)	% of Total
Deposits
Deposits balances under $250,000 [1]	$24,823,608	47%	$5,979,010	62%	$30,802,618	51%
Transactional deposits balances over $250,000	9,503,832	18%	2,151,732	22%	11,655,564	19%
Time deposits balances over $250,000	1,869,810	4%	255,322	3%	2,125,132	3%
Foreign deposits	412,444	1%		—%	412,444	1%
Collateralized public funds	15,712,622	30%	245,508	3%	15,958,130	26%
Intercompany deposits	134,110	—%	986,943	10%	—	—%

Total deposits	$52,456,426	100%	$9,618,515	100%	$60,953,888	100%

[1]	Includes the first $250,000 in balances of transactional and time deposit accounts with balances in excess of $250,000.

Borrowings	30-Jun-23				31-Mar-23
(In thousands)	BPPR	Popular U.S.	All other entities	Total	BPPR	Popular U.S.	All other entities	Total
Assets sold under agreements to repurchase	$25,538	$97,667	$—	$123,205	$25,158	$98,341	$—	$123,499
FHLB borrowings	82,292	330,340	—	412,632	82,292	305,990	—	388,282
Federal discount window / bank term funding program (BTFP)	—	—	—	—	—	—	—	—
Notes payable
Unsecured senior debt securities maturing on September 2023	—	—	299,743	299,743	—	—	299,426	299,426
Unsecured senior debt securities maturing on March 2028	—	—	393,342	393,342	—	—	393,093	393,093
Junior subordinated deferrable interest debentures	—	—	198,332	198,332	—	—	198,326	198,326

Total borrowings	$107,830	$428,007	$891,417	$1,427,254	$107,450	$404,331	$890,845	$1,402,626

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table J - Loan Delinquency -BPPR Operations

(Unaudited)

30-Jun-23
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,778	$179	$184	$4,141	$292,736	$296,877	$184	$—
Commercial real estate:
Non-owner occupied	177	512	22,942	23,631	2,882,616	2,906,247	22,942	—
Owner occupied	1,241	700	35,832	37,773	1,390,285	1,428,058	35,832	—
Commercial and industrial	2,597	728	32,846	36,171	4,002,652	4,038,823	29,758	3,088
Construction	—	970	9,284	10,254	163,481	173,735	9,284	—
Mortgage	221,187	88,955	449,930	760,072	5,408,216	6,168,288	194,219	255,711
Leasing	13,160	3,811	4,743	21,714	1,639,809	1,661,523	4,743	—
Consumer:
Credit cards	9,506	6,311	14,185	30,002	1,027,370	1,057,372	—	14,185
Home equity lines of credit	—	—	—	—	2,570	2,570	—	—
Personal	14,865	11,660	17,438	43,963	1,642,003	1,685,966	17,438	—
Auto	75,879	18,422	36,204	130,505	3,435,028	3,565,533	36,204	—
Other	512	274	1,901	2,687	132,605	135,292	1,735	166

Total	$342,902	$132,522	$625,489	$1,100,913	$22,019,371	$23,120,284	$352,339	$273,150

31-Mar-23
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$650	$—	$185	$835	$291,971	$292,806	$185	$—
Commercial real estate:
Non-owner occupied	2,739	1,584	22,856	27,179	2,858,304	2,885,483	22,856	—
Owner occupied	21,496	—	37,779	59,275	1,438,228	1,497,503	37,779	—
Commercial and industrial	17,934	793	31,847	50,574	3,883,859	3,934,433	30,132	1,715
Construction	8,081	—	—	8,081	147,268	155,349	—	—
Mortgage	183,187	81,729	515,752	780,668	5,336,016	6,116,684	224,075	291,677
Leasing	12,301	2,605	6,103	21,009	1,593,335	1,614,344	6,103	—
Consumer:
Credit cards	7,162	5,823	12,061	25,046	1,021,129	1,046,175	—	12,061
Home equity lines of credit	—	—	—	—	2,865	2,865	—	—
Personal	14,131	8,990	17,427	40,548	1,572,370	1,612,918	17,412	15
Auto	60,324	12,684	39,516	112,524	3,405,416	3,517,940	39,516	—
Other	1,264	49	1,091	2,404	127,608	130,012	921	170

Total	$329,269	$114,257	$684,617	$1,128,143	$21,678,369	$22,806,512	$378,979	$305,638

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,128	$179	$(1)	$3,306	$765	$4,071	$(1)	$—
Commercial real estate:
Non-owner occupied	(2,562)	(1,072)	86	(3,548)	24,312	20,764	86	—
Owner occupied	(20,255)	700	(1,947)	(21,502)	(47,943)	(69,445)	(1,947)	—
Commercial and industrial	(15,337)	(65)	999	(14,403)	118,793	104,390	(374)	1,373
Construction	(8,081)	970	9,284	2,173	16,213	18,386	9,284	—
Mortgage	38,000	7,226	(65,822)	(20,596)	72,200	51,604	(29,856)	(35,966)
Leasing	859	1,206	(1,360)	705	46,474	47,179	(1,360)	—
Consumer:
Credit cards	2,344	488	2,124	4,956	6,241	11,197	—	2,124
Home equity lines of credit	—	—	—	—	(295)	(295)	—	—
Personal	734	2,670	11	3,415	69,633	73,048	26	(15)
Auto	15,555	5,738	(3,312)	17,981	29,612	47,593	(3,312)	—
Other	(752)	225	810	283	4,997	5,280	814	(4)

Total	$13,633	$18,265	$(59,128)	$(27,230)	$341,002	$313,772	$(26,640)	$(32,488)

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table K - Loan Delinquency - Popular U.S. Operations

(Unaudited)

30-Jun-23
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,137	$—	$418	$3,555	$2,031,067	$2,034,622	$418	$—
Commercial real estate:
Non-owner occupied	632	—	119	751	1,837,258	1,838,009	119	—
Owner occupied	1,806	—	5,095	6,901	1,606,439	1,613,340	5,095	—
Commercial and industrial	2,464	1,738	6,155	10,357	2,201,967	2,212,324	5,978	177
Construction	—	—	—	—	646,168	646,168	—	—
Mortgage	1,101	5,435	14,577	21,113	1,259,677	1,280,790	14,577	—
Consumer:
Credit cards	—	—	—	—	17	17	—	—
Home equity lines of credit	464	49	4,252	4,765	61,105	65,870	4,252	—
Personal	2,766	1,725	2,726	7,217	203,411	210,628	2,726	—
Other	—	154	—	154	8,716	8,870	—	—

Total	$12,370	$9,101	$33,342	$54,813	$9,855,825	$9,910,638	$33,165	$177

31-Mar-23
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$—	$—	$421	$421	$2,043,130	$2,043,551	$421	$—
Commercial real estate:
Non-owner occupied	16,033	—	207	16,240	1,748,952	1,765,192	207	—
Owner occupied	18,042	—	5,095	23,137	1,497,947	1,521,084	5,095	—
Commercial and industrial	13,779	3	5,570	19,352	2,045,857	2,065,209	5,325	245
Construction	7,165	—	—	7,165	536,482	543,647	—	—
Mortgage	22,041	1,499	14,719	38,259	1,250,964	1,289,223	14,719	—
Consumer:
Credit cards	—	—	—	—	21	21	—	—
Home equity lines of credit	496	70	4,618	5,184	61,838	67,022	4,618	—
Personal	1,900	1,259	2,505	5,664	222,487	228,151	2,505	—
Other	2	—	514	516	8,245	8,761	514	—

Total	$79,458	$2,831	$33,649	$115,938	$9,415,923	$9,531,861	$33,404	$245

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,137	$—	$(3)	$3,134	$(12,063)	$(8,929)	$(3)	$—
Commercial real estate:
Non-owner occupied	(15,401)	—	(88)	(15,489)	88,306	72,817	(88)	—
Owner occupied	(16,236)	—	—	(16,236)	108,492	92,256	—	—
Commercial and industrial	(11,315)	1,735	585	(8,995)	156,110	147,115	653	(68)
Construction	(7,165)	—	—	(7,165)	109,686	102,521	—	—
Mortgage	(20,940)	3,936	(142)	(17,146)	8,713	(8,433)	(142)	—
Consumer:
Credit cards	—	—	—	—	(4)	(4)	—	—
Home equity lines of credit	(32)	(21)	(366)	(419)	(733)	(1,152)	(366)	—
Personal	866	466	221	1,553	(19,076)	(17,523)	221	—
Other	(2)	154	(514)	(362)	471	109	(514)	—

Total	$(67,088)	$6,270	$(307)	$(61,125)	$439,902	$378,777	$(239)	$(68)

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table L - Loan Delinquency - Consolidated

(Unaudited)

30-Jun-23
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$6,915	$179	$602	$7,696	$2,323,803	$2,331,499	$602	$—
Commercial real estate:
Non-owner occupied	809	512	23,061	24,382	4,719,874	4,744,256	23,061	—
Owner occupied	3,047	700	40,927	44,674	2,996,724	3,041,398	40,927	—
Commercial and industrial	5,061	2,466	39,001	46,528	6,204,619	6,251,147	35,736	3,265
Construction	—	970	9,284	10,254	809,649	819,903	9,284	—
Mortgage	222,288	94,390	464,507	781,185	6,667,893	7,449,078	208,796	255,711
Leasing	13,160	3,811	4,743	21,714	1,639,809	1,661,523	4,743	—
Consumer:
Credit cards	9,506	6,311	14,185	30,002	1,027,387	1,057,389	—	14,185
Home equity lines of credit	464	49	4,252	4,765	63,675	68,440	4,252	—
Personal	17,631	13,385	20,164	51,180	1,845,414	1,896,594	20,164	—
Auto	75,879	18,422	36,204	130,505	3,435,028	3,565,533	36,204	—
Other	512	428	1,901	2,841	141,321	144,162	1,735	166

Total	$355,272	$141,623	$658,831	$1,155,726	$31,875,196	$33,030,922	$385,504	$273,327

31-Mar-23
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$650	$—	$606	$1,256	$2,335,101	$2,336,357	$606	$—
Commercial real estate:
Non-owner occupied	18,772	1,584	23,063	43,419	4,607,256	4,650,675	23,063	—
Owner occupied	39,538	—	42,874	82,412	2,936,175	3,018,587	42,874	—
Commercial and industrial	31,713	796	37,417	69,926	5,929,716	5,999,642	35,457	1,960
Construction	15,246	—	—	15,246	683,750	698,996	—	—
Mortgage	205,228	83,228	530,471	818,927	6,586,980	7,405,907	238,794	291,677
Leasing	12,301	2,605	6,103	21,009	1,593,335	1,614,344	6,103	—
Consumer:
Credit cards	7,162	5,823	12,061	25,046	1,021,150	1,046,196	—	12,061
Home equity lines of credit	496	70	4,618	5,184	64,703	69,887	4,618	—
Personal	16,031	10,249	19,932	46,212	1,794,857	1,841,069	19,917	15
Auto	60,324	12,684	39,516	112,524	3,405,416	3,517,940	39,516	—
Other	1,266	49	1,605	2,920	135,853	138,773	1,435	170

Total	$408,727	$117,088	$718,266	$1,244,081	$31,094,292	$32,338,373	$412,383	$305,883

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$6,265	$179	$(4)	$6,440	$(11,298)	$(4,858)	$(4)	$—
Commercial real estate:
Non-owner occupied	(17,963)	(1,072)	(2)	(19,037)	112,618	93,581	(2)	—
Owner occupied	(36,491)	700	(1,947)	(37,738)	60,549	22,811	(1,947)	—
Commercial and industrial	(26,652)	1,670	1,584	(23,398)	274,903	251,505	279	1,305
Construction	(15,246)	970	9,284	(4,992)	125,899	120,907	9,284	—
Mortgage	17,060	11,162	(65,964)	(37,742)	80,913	43,171	(29,998)	(35,966)
Leasing	859	1,206	(1,360)	705	46,474	47,179	(1,360)	—
Consumer:
Credit cards	2,344	488	2,124	4,956	6,237	11,193	—	2,124
Home equity lines of credit	(32)	(21)	(366)	(419)	(1,028)	(1,447)	(366)	—
Personal	1,600	3,136	232	4,968	50,557	55,525	247	(15)
Auto	15,555	5,738	(3,312)	17,981	29,612	47,593	(3,312)	—
Other	(754)	379	296	(79)	5,468	5,389	300	(4)

Total	$(53,455)	$24,535	$(59,435)	$(88,355)	$780,904	$692,549	$(26,879)	$(32,556)

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table M - Non-Performing Assets

(Unaudited)

							Variance
(In thousands)	30-Jun-23	As a % of loans HIP by category	31-Mar-23	As a % of loans HIP by category	30-Jun-22	As a % of loans HIP by category	Q2 2023 vs. Q1 2023	Q2 2023 vs. Q2 2022
Non-accrual loans:
Commercial	$100,326	0.6%	$102,000	0.6%	$103,939	0.7%	$(1,674)	$(3,613)
Construction	9,284	1.1	—	—	—	—	9,284	9,284
Leasing	4,743	0.3	6,103	0.4	4,665	0.3	(1,360)	78
Mortgage	208,796	2.8	238,794	3.2	304,862	4.2	(29,998)	(96,066)
Auto	36,204	1.0	39,516	1.1	28,045	0.8	(3,312)	8,159
Consumer	26,151	0.8	25,970	0.8	36,413	1.3	181	(10,262)

Total non-performing loans held-in-portfolio	385,504	1.2%	412,383	1.3%	477,924	1.6%	(26,879)	(92,420)
Other real estate owned (“OREO”)	86,216		91,721		92,137		(5,505)	(5,921)

Total non-performing assets [1]	$471,720		$504,104		$570,061		$(32,384)	$(98,341)

Accruing loans past due 90 days or more [2]	$273,327		$305,883		$407,298		$(32,556)	$(133,971)

Ratios:
Non-performing assets to total assets	0.67%		0.74%		0.80%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.17		1.28		1.57
Allowance for credit losses to loans held-in-portfolio	2.12		2.13		2.24
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	181.63		167.11		142.65

[1]	There were no non-performing loans held-for-sale as of June 30, 2023, March 31, 2023 and June 30, 2022.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $7 million at June 30, 2023, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (March 31, 2023 - $7 million; June 30, 2022 - $11 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $133 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 30, 2023 (March 31, 2023 - $167 million; June 30, 2022 - $237 million). Furthermore, the Corporation has approximately $39 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (March 31, 2023 - $40 million; June 30, 2022 - $43 million).

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table N - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:

	Quarter ended			Quarter ended
	30-Jun-23			31-Mar-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$90,952	$11,048	$102,000	$82,171	$10,868	$93,039
Plus:
New non-performing loans	3,203	4,631	7,834	16,594	5,719	22,313
Advances on existing non-performing loans	—	2	2	—	26	26
Less:
Non-performing loans transferred to OREO	(21)	—	(21)	(287)	—	(287)
Non-performing loans charged-off	(595)	(2,175)	(2,770)	(673)	(216)	(889)
Loans returned to accrual status / loan collections	(4,823)	(1,896)	(6,719)	(6,853)	(5,349)	(12,202)

Ending balance NPLs	$88,716	$11,610	$100,326	$90,952	$11,048	$102,000

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-23			31-Mar-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$—	$—	$—	$—	$—	$—
Plus:
New non-performing loans	9,284	—	9,284	—	—	—

Ending balance NPLs	$9,284	$—	$9,284	$—	$—	$—

Mortgage loans held-in-portfolio:

	Quarter ended			Quarter ended
	30-Jun-23			31-Mar-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$224,075	$14,719	$238,794	$242,391	$20,488	$262,879
Plus:
New non-performing loans	27,518	4,457	31,975	34,019	2,812	36,831
Advances on existing non-performing loans	—	76	76	—	39	39
Less:
Non-performing loans transferred to OREO	(9,226)	—	(9,226)	(10,586)	(58)	(10,644)
Non-performing loans charged-off	271	—	271	(503)	—	(503)
Loans returned to accrual status / loan collections	(48,419)	(4,675)	(53,094)	(41,246)	(8,562)	(49,808)

Ending balance NPLs	$194,219	$14,577	$208,796	$224,075	$14,719	$238,794

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended			Quarter ended
	30-Jun-23			31-Mar-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$315,027	$25,767	$340,794	$324,562	$31,356	$355,918
Plus:
New non-performing loans	40,005	9,088	49,093	50,613	8,531	59,144
Advances on existing non-performing loans	—	78	78	—	65	65
Less:
Non-performing loans transferred to OREO	(9,247)	—	(9,247)	(10,873)	(58)	(10,931)
Non-performing loans charged-off	(324)	(2,175)	(2,499)	(1,176)	(216)	(1,392)
Loans returned to accrual status / loan collections	(53,242)	(6,571)	(59,813)	(48,099)	(13,911)	(62,010)

Ending balance NPLs	$292,219	$26,187	$318,406	$315,027	$25,767	$340,794

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table O - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
( In thousands)	30-Jun-23	31-Mar-23	30-Jun-22
Balance at beginning of period - loans held-in-portfolio	$689,120	$720,302	$677,792
Impact of adopting ASU-2022-02	—	(45,583)	—
Provision for credit losses (benefit)	35,661	47,146	9,861
Initial allowance for credit losses - PCD Loans	10	68	170

	724,791	721,933	687,823

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(1)	—	—
Commercial real estate non-owner occupied	430	(135)	(663)
Commercial real estate owner occupied	(329)	(1,507)	(823)
Commercial and industrial	(1,431)	442	(1,926)
Total Commercial	(1,331)	(1,200)	(3,412)
Construction	—	—	(395)
Leasing	1,593	327	667
Mortgage	(3,384)	(3,954)	(4,451)
Consumer:
Credit Cards	6,502	6,287	4,077
HELOCs	(25)	(36)	(73)
Personal	12,641	12,045	6,356
Auto	2,491	7,204	2,392
Other Consumer	200	10,791	171
Total Consumer	21,809	36,291	12,923

Total net charged-off (recovered) BPPR	$18,687	$31,464	$5,332

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	(1)	(2)	(5)
Commercial real estate non-owner occupied	(66)	(1,852)	(14)
Commercial real estate owner occupied	156	(24)	(110)
Commercial and industrial	1,734	(469)	266
Total Commercial	1,823	(2,347)	137
Construction	—	—	(4)
Mortgage	(109)	(14)	63
Consumer:
Credit Cards	—	1	(1)
HELOCs	(166)	(126)	(472)
Personal	3,708	3,787	978
Other Consumer	47	48	40
Total Consumer	3,589	3,710	545

Total net charged-off (recovered) Popular U.S.	$5,303	$1,349	$741

Total loans charged-off (recovered) - Popular, Inc.	$23,990	$32,813	$6,073

Net write- downs [1]	$601	$—	$—

Balance at end of period - loans held-in-portfolio	$700,200	$689,120	$681,750

Balance at beginning of period - unfunded commitments	$9,415	$8,805	$7,054
Provision for credit losses (benefit)	2,178	610	(150)

Balance at end of period - unfunded commitments [2]	$11,593	$9,415	$6,904

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.29%	0.41%	0.08%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	148.65%	143.68%	162.37%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.33%	0.56%	0.10%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	151.86%	143.67%	171.19%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.22%	0.06%	0.03%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	137.32%	144.03%	98.92%

[1]	Net write-downs for the quarter ended June 30, 2023 are related to credit cards loans reclassified to held-for-sale.
[2]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

30-Jun-23
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$26,179	$2,331,499	1.12%
Commercial real estate - non-owner occupied	71,716	4,744,256	1.51%
Commercial real estate - owner occupied	51,407	3,041,398	1.69%
Commercial and industrial	99,651	6,251,147	1.59%

Total commercial	$248,953	$16,368,300	1.52%

Construction	11,332	819,903	1.38%
Mortgage	96,093	7,449,078	1.29%
Leasing	13,927	1,661,523	0.84%
Consumer:
Credit cards	71,408	1,057,389	6.75%
Home equity lines of credit	2,170	68,440	3.17%
Personal	115,828	1,896,594	6.11%
Auto	134,247	3,565,533	3.77%
Other consumer	6,242	144,162	4.33%

Total consumer	$329,895	$6,732,118	4.90%

Total	$700,200	$33,030,922	2.12%

31-Mar-23
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$25,366	$2,336,357	1.09%
Commercial real estate - non-owner occupied	71,850	4,650,675	1.54%
Commercial real estate - owner occupied	54,497	3,018,587	1.81%
Commercial and industrial	92,266	5,999,642	1.54%

Total commercial	$243,979	$16,005,261	1.52%

Construction	4,330	698,996	0.62%
Mortgage	104,477	7,405,907	1.41%
Leasing	20,990	1,614,344	1.30%
Consumer:
Credit cards	67,953	1,046,196	6.50%
Home equity lines of credit	1,953	69,887	2.79%
Personal	109,729	1,841,069	5.96%
Auto	130,829	3,517,940	3.72%
Other consumer	4,880	138,773	3.52%

Total consumer	$315,344	$6,613,865	4.77%

Total	$689,120	$32,338,373	2.13%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$813	$(4,858)	0.03%
Commercial real estate - non-owner occupied	(134)	93,581	(0.03)%
Commercial real estate - owner occupied	(3,090)	22,811	(0.12)%
Commercial and industrial	7,385	251,505	0.05%

Total commercial	$4,974	$363,039	—%

Construction	7,002	120,907	0.76%
Mortgage	(8,384)	43,171	(0.12)%
Leasing	(7,063)	47,179	(0.46)%
Consumer:
Credit cards	3,455	11,193	0.25%
Home equity lines of credit	217	(1,447)	0.38%
Personal	6,099	55,525	0.15%
Auto	3,418	47,593	0.05%
Other consumer	1,362	5,389	0.81%

Total consumer	$14,551	$118,253	0.13%

Total	$11,080	$692,549	(0.01)%

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

30-Jun-23
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$4,787	$296,877	1.61%
Commercial real estate - non-owner occupied	53,366	2,906,247	1.84%
Commercial real estate - owner occupied	41,901	1,428,058	2.93%
Commercial and industrial	81,637	4,038,823	2.02%

Total commercial	$181,691	$8,670,005	2.10%

Construction	9,554	173,735	5.50%
Mortgage	82,899	6,168,288	1.34%
Leasing	13,927	1,661,523	0.84%
Consumer:
Credit cards	71,408	1,057,372	6.75%
Home equity lines of credit	96	2,570	3.74%
Personal	96,046	1,685,966	5.70%
Auto	134,247	3,565,533	3.77%
Other consumer	6,240	135,292	4.61%

Total consumer	$308,037	$6,446,733	4.78%

Total	$596,108	$23,120,284	2.58%

31-Mar-23
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$4,756	$292,806	1.62%
Commercial real estate - non-owner occupied	53,894	2,885,483	1.87%
Commercial real estate - owner occupied	46,009	1,497,503	3.07%
Commercial and industrial	77,042	3,934,433	1.96%

Total commercial	$181,701	$8,610,225	2.11%

Construction	3,072	155,349	1.98%
Mortgage	89,077	6,116,684	1.46%
Leasing	20,990	1,614,344	1.30%
Consumer:
Credit cards	67,953	1,046,175	6.50%
Home equity lines of credit	100	2,865	3.49%
Personal	88,408	1,612,918	5.48%
Auto	130,829	3,517,940	3.72%
Other consumer	4,877	130,012	3.75%

Total consumer	$292,167	$6,309,910	4.63%

Total	$587,007	$22,806,512	2.57%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	31	4,071	(0.01)%
Commercial real estate - non-owner occupied	(528)	20,764	(0.03)%
Commercial real estate - owner occupied	(4,108)	(69,445)	(0.14)%
Commercial and industrial	4,595	104,390	0.06%

Total commercial	$(10)	$59,780	(0.01)%

Construction	6,482	18,386	3.52%
Mortgage	(6,178)	51,604	(0.12)%
Leasing	(7,063)	47,179	(0.46)%
Consumer:
Credit cards	3,455	11,197	0.25%
Home equity lines of credit	(4)	(295)	0.25%
Personal	7,638	73,048	0.22%
Auto	3,418	47,593	0.05%
Other consumer	1,363	5,280	0.86%

Total consumer	$15,870	$136,823	0.15%

Total	$9,101	$313,772	0.01%

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table R - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

30-Jun-23
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$21,392	$2,034,622	1.05%
Commercial real estate - non-owner occupied	18,350	1,838,009	1.00%
Commercial real estate - owner occupied	9,506	1,613,340	0.59%
Commercial and industrial	18,014	2,212,324	0.81%

Total commercial	$67,262	$7,698,295	0.87%

Construction	1,778	646,168	0.28%
Mortgage	13,194	1,280,790	1.03%
Consumer:
Credit cards	—	17	—%
Home equity lines of credit	2,074	65,870	3.15%
Personal	19,782	210,628	9.39%
Other consumer	2	8,870	0.02%

Total consumer	$21,858	$285,385	7.66%

Total	$104,092	$9,910,638	1.05%

31-Mar-23
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$20,610	$2,043,551	1.01%
Commercial real estate - non-owner occupied	17,956	1,765,192	1.02%
Commercial real estate - owner occupied	8,488	1,521,084	0.56%
Commercial and industrial	15,224	2,065,209	0.74%

Total commercial	$62,278	$7,395,036	0.84%

Construction	1,258	543,647	0.23%
Mortgage	15,400	1,289,223	1.19%
Consumer:
Credit cards	—	21	—%
Home equity lines of credit	1,853	67,022	2.76%
Personal	21,321	228,151	9.35%
Other consumer	3	8,761	0.03%

Total consumer	$23,177	$303,955	7.63%

Total	$102,113	$9,531,861	1.07%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$782	$(8,929)	0.04%
Commercial real estate - non-owner occupied	394	72,817	(0.02)%
Commercial real estate - owner occupied	1,018	92,256	0.03%
Commercial and industrial	2,790	147,115	0.07%

Total commercial	$4,984	$303,259	0.03%

Construction	520	102,521	0.05%
Mortgage	(2,206)	(8,433)	(0.16)%
Consumer:
Credit cards	—	(4)	—%
Home equity lines of credit	221	(1,152)	0.39%
Personal	(1,539)	(17,523)	0.04%
Other consumer	(1)	109	(0.01)%

Total consumer	$(1,319)	$(18,570)	0.03%

Total	$1,979	$378,777	(0.02)%

Popular, Inc.

Financial Supplement to Second Quarter 2023 Earnings Release

Table S - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Jun-23	31-Mar-23	30-Jun-22
Total stockholders’ equity	$4,565,009	$4,470,725	$4,293,349
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(827,428)	(827,428)	(720,293)
Less: Other intangibles	(11,354)	(12,149)	(14,533)

Total tangible common equity	$3,704,084	$3,609,005	$3,536,380

Total assets	$70,838,266	$67,675,759	$71,501,931
Less: Goodwill	(827,428)	(827,428)	(720,293)
Less: Other intangibles	(11,354)	(12,149)	(14,533)

Total tangible assets	$69,999,484	$66,836,182	$70,767,105

Tangible common equity to tangible assets	5.29%	5.40%	5.00%
Common shares outstanding at end of period	72,103,969	71,965,984	76,576,397
Tangible book value per common share	$51.37	$50.15	$46.18

	Quarterly average
Total stockholders’ equity [1]	$6,553,488	$6,452,889	$5,827,666
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(827,427)	(827,427)	(720,292)
Less: Other intangibles	(11,875)	(12,678)	(15,043)

Total tangible equity	$5,692,043	$5,590,641	$5,070,188
Return on average tangible common equity	10.63%	11.51%	16.70%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com